EX 99.28(h)(26)

MARKET VECTORS ETF TRUST
INVESTING FUND AGREEMENT

This Investing Fund Agreement (the "Agreement") is made as of the date set forth below between Market Vectors ETF Trust (the "Trust"), on behalf of each series of the Trust listed on Annex A hereto (as may be amended from time to time), and Curian Variable Series Trust (the "Curian Variable Trust"), on behalf of each series of Curian Variable Trust listed on Annex B hereto (each, an "Investing Fund").

WHEREAS, Section 12(d)(1)(A) ("Section 12(d)(1)(A)") of the Investment Company Act of 1940, as amended (the "1940 Act"), limits investment by an investment company, as defined in the 1940 Act, and affiliates of such company, in any other investment company that is registered under the 1940 Act; and

WHEREAS, the Trust is an investment company registered as such under the 1940 Act; and is organized as a series fund with multiple separate series (each such series an "ETF" and collectively the "ETFs"); and

WHEREAS, the Curian Variable Trust is a registered investment company under the 1940 Act, and each Investing Fund has been duly formed or organized as a series of such trust; and

WHEREAS, the Securities and Exchange Commission (the "Commission") has granted orders (Rel. No. IC-27311 dated May 2, 2006, Rel. No. IC-27742 dated February 27, 2007 and Rel. No. IC-28021 dated October 24, 2007) exempting the Trust and certain investment companies investing in the Trust from the limits of Section 12(d)(1)(A) and (B) (such orders and the application therefor together, the "Order"); and

WHEREAS, in reliance on the Order, an Investing Fund may acquire shares in the ETFs ("Shares") in excess of the limits imposed by Section 12(d)(1)(A); and

WHEREAS, pursuant to the conditions set forth in the Order, each Investing Fund must enter into a written agreement with the Trust prior to acquiring Shares in excess of the limits imposed by Section 12(d)(1)(A);

NOW, THEREFORE, the Trust and the Curian Variable Trust, on behalf of each Investing Fund, agree as follows:

1.           Capitalized terms used and not otherwise defined herein shall have the meanings assigned such terms in the Order.

2.           The members of the Investing Fund Adviser Group will not control (individually or in the aggregate) an ETF within the meaning of Section 2(a)(9) of the 1940 Act. The members of an Investing Fund Subadviser Group will not control (individually or in the aggregate) an ETF within the meaning of Section 2(a)(9) of the 1940 Act. If, as a result, of a decrease of the outstanding voting securities of an ETF, the Investing Fund Adviser Group or the Investing Fund Subadviser Group, each in the aggregate, becomes a holder of more than 25 percent of the outstanding voting securities of an ETF, it will vote its shares of the ETF in the

D-00090301.2.Market Vectors ETF Trust

same proportion as the vote of all other holders of the ETF's shares. This condition does not apply to the Investing Fund Subadviser Group with respect to an ETF for which the Investing Fund Subadviser or a person controlling, controlled by, or under common control with the Investing Fund Subadviser acts as the investment adviser within the meaning of Section 2(a)(20)(A) of the 1940 Act (in the case of an Open-end ETF) or as the sponsor (in the case of a UIT ETF).

For purposes of this Agreement, the "Investing Fund Adviser Group" consists of the Investing Fund investment adviser or manager, sponsor, and/or depositor, as applicable, and any person controlling, controlled by, or under common control with the Investing Fund's investment adviser or manager, sponsor and/or depositor, and any investment company and any issuer that would be an investment company but for Sections 3(c)(1) or 3(c)(7) of the 1940 Act that is advised by the Investing Fund's adviser or manager or sponsored by the Investing Fund's sponsor and/or depositor, or any person controlling, controlled by, or under common control with the Investing Fund's investment adviser or manager, sponsor, and/or depositor, as applicable. For purposes of this Agreement, a "Investing Fund Subadviser Group" consists of any subadviser to such Investing Fund, any person controlling, controlled by, or under common control with such subadviser, and any investment company or issuer that would be an investment company but for Sections 3(c)(1) or 3(c)(7) of the 1940 Act (or portion of such investment company or issuer) advised by such subadviser or any person controlling, controlled by or under common control with such subadviser.

3.           The Investing Fund Adviser will waive fees otherwise payable to it by an Investing Fund, in an amount at least equal to any compensation (including fees received pursuant to any plan adopted by an ETF under Rule 12b-1 under the 1940 Act) received from an ETF by the Investing Fund Adviser or an affiliated person of the Investing Fund Adviser other than any advisory fees paid to the Investing Fund Adviser or its affiliated person by the ETF, in connection with the investment by the Investing Fund  in the ETF. Any Investing Fund Subadviser will waive fees otherwise payable to the Investing Fund Subadviser, directly or indirectly, by an Investing Fund in an amount at least equal to any compensation received from an ETF by the Investing Fund Subadviser, or an affiliated person of the Investing Fund Subadviser, other than any advisory fees paid to the Investing Fund Subadviser or its affiliated person by the ETF, in connection with any investment by the Investing Fund in the ETF made at the direction of the Investing Fund Subadviser. In the event that the Investing Fund Subadviser waives fees, the benefit of the waiver will be passed through to the Investing Fund.

4.           The board of trustees of Curian Variable Trust, including a majority of the disinterested trustees, will only approve an advisory contract under Section 15 of the 1940 Act for an Investing Fund, if the board of trustees finds that the advisory fees charged under such advisory contract are based on services provided that will be in addition to, rather than duplicative of, the services provided under the advisory contract(s) of an ETF in which an Investing Fund may invest. These findings and their basis will be recorded fully in the minute books of Curian Variable Trust.

D-00090301.2.Market Vectors ETF Trust

5.           The Investing Fund or Investing Fund Affiliate will not cause any existing or potential investment by the Investing Fund in an ETF to influence the terms of any services or transactions between the Investing Fund or Investing Fund Affiliate and the ETF or Index Fund Affiliate.

For purposes of this Agreement, the term "Investing Fund Affiliate" includes an investment adviser, sub-adviser, sponsor, promoter, and principal underwriter of a Investing Fund, and any person controlling, controlled by, or under common control with any of those entities within the meaning of Section 2(a)(9) of the 1940 Act.

6.           If the Investing Fund is a management company, as defined in Section 4 of the 1940 Act (a "Management Company"), before the Investing Fund relies on the Order, the board of directors or trustees of an Investing Management Company, including a majority of the disinterested directors or trustees, will adopt procedures reasonably designed to assure that the Investing Fund Adviser and any Investing Fund Subadviser are conducting the investment program of the Investing Fund without taking into account any consideration received by an Investing Fund or an Investing Fund Affiliate from an ETF or an affiliate of an ETF in connection with any services or transactions. Proper evidence of such approval, including but not limited to, certified resolutions of the Board as to the foregoing approval, shall be provided to the Trust upon request.

7.           No Investing Fund or Investing Fund Affiliate will cause an ETF to purchase a security in any Affiliated Underwriting, except to the extent that it is acting in its capacity as an investment adviser to the Trust. Nothing in this Agreement, however, shall limit the authority of the Trust to accept and satisfy in-kind creation orders and redemption requests from an Investing Fund or an Underwriting Affiliate that is also an Authorized Participant in the ordinary course of business.

For purposes of this Agreement, the term "Affiliated Underwriting" means an offering of Securities during the existence of an underwriting or selling syndicate of which a principal underwriter is an Underwriting Affiliate. For purposes of this Agreement, the term "Underwriting Affiliate" means a principal underwriter in any underwriting or selling syndicate that is an officer, director, member of an advisory board, investment adviser, subadviser, employee or sponsor of the Investing Fund, or a person of which any such officer, director, member of an advisory board, investment adviser, subadviser, employee or sponsor is an affiliated person. An Underwriting Affiliate does not include any person whose relationship to the Trust is covered by Section 10(f) of the 1940 Act.

8.           An Investing Fund will not acquire Shares in excess of the limits of Section 12(d)(1)(A) unless and until Curian Variable Trust, on behalf of the Investing Fund, and the Trust have executed this Agreement and complied with the terms and conditions hereof. At the time of its investment in Shares of a ETF in excess of the limit in Section 12(d)(1)(A)(i), an Investing Fund will notify the Trust of the investment. At such time, the Investing Fund will also transmit to the Trust a list of the names of each Investing Fund Affiliate and Underwriting Affiliate. The Investing Fund will notify the Trust of any changes to the list of names as soon as reasonably practicable after the change occurs.

D-00090301.2.Market Vectors ETF Trust

9.          The Curian Variable Trust, on behalf of each Investing Fund, represents and warrants to the Trust that the Curian Variable Trust's board of directors or trustees, trustee, investment adviser or manager, sponsor, and/or depositor, as applicable, have received a copy of and have read and understand the terms and conditions of the Order, and agree to fulfill their responsibilities under the Order. The Curian Variable Trust, on behalf of each Investing Fund, further represents and warrants to the Trust that the foregoing persons understand that the Order pertains only to investments in the Trust and not to investments in any other investment company. The Curian Variable Trust understands that this Agreement is entered into in furtherance of, and pursuant to, the Order, and agrees that this Agreement shall be interpreted consistently therewith.

10.          The Curian Variable Trust, on behalf of each Investing Fund, agrees to monitor the limits of Section 12(d)(1)(A) as they pertain to its acquisition of Shares.

11.          The Curian Variable Trust, on behalf of each Investing Fund, represents and warrants to the Trust that, if it is a Management Company, its investment adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, or is exempt from such registration.

12.          The Curian Variable Trust, on behalf of each Investing Fund, represents and warrants to the Trust that, if it purchases Creation Units directly from the Trust, it will do so only in compliance with the Investing Fund's investment restrictions and only if so doing is consistent with the investment policies set forth in the Investing Fund's registration statement under the Securities Act of 1933.

13.          The Curian Variable Trust and the Trust agree that each shall preserve a copy of this Agreement, the list of Investing Fund Affiliates and Underwriting Affiliates and a copy of the Order for the duration of the investment and for a period of not less than six (6) years thereafter, the first two years shall be maintained by the Investing Fund and the Trust in an easily accessible place.

14.          The Curian Variable Trust, on behalf of each Investing Fund, represents and warrants to the Trust that it understands and complies with the National Association of Securities Dealers, Inc. Conduct Rule 2830 and that any sales charge and/or service fees (other than customary brokerage fees) charged with respect to shares in the Investing Fund will not exceed the limits applicable to a fund of funds as set forth in that rule.

15.          If an Investing Fund is acquiring Shares in excess of either (i) the 5% limit of Section 12(d)(1)(A)(ii) of the 1940 Act or (ii) the 10% limit of Section 12(d)(1)(A)(iii) of the 1940 Act, the Curian Variable Trust, on behalf of such Investing Fund, represents and warrants to the Trust, and agrees, that its prospectus will disclose in "plain English" the fact that it does or may invest in exchange-traded funds such as the ETFs, the characteristics of a fund that invests in ETFs, and the expenses, if any, of so doing.

16.          Any of the provisions of this Agreement notwithstanding, the Curian Variable Trust, on behalf of each Investing Fund, represents and warrants to the Trust that it operates, and will continue to operate, in compliance with the Order and in material compliance with the 1940 Act, and the Commission's rules and regulations thereunder. The Curian Variable Trust, on behalf of each Investing Fund, agrees that the Trust is entitled to rely on the representations contained in this Agreement.

D-00090301.2.Market Vectors ETF Trust

17.          With the exception of Annex A and B, no amendment, modification, or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized representative of each party.

18.          The Trust has provided to the Investing Funds true and correct copies of the applications and the notices of applications relating to the Order.

19.          Except as otherwise noted, all notices, including all information that either party is required to provide under the terms of this Agreement and the terms and conditions of the Order, shall be in writing and shall be delivered to the contact identified below.  All notices, demands or requests so given will be deemed given when actually received as evidenced by written confirmation thereof.

If to an Investing Fund:

Susan S. Rhee

Jackson National Asset Management, LLC

1 Corporate Way, S-45

Lansing, Michigan 48951

Telephone: 517/367-4336

Fax: 517/706-5517

E-mail: susan.rhee@jackson.com

If to the Trust:

c/o Van Eck Associates Corporation, Attn:  General Counsel

335 Madison Avenue – 19th Floor

New York, New York 10017

Tel: (212) 293-2031

Fax:  (212) 293-2033

Email: jmcbrien@vaneck.com

[Remainder of Page Intentionally Left Blank]

D-00090301.2.Market Vectors ETF Trust

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the 13th day of February, 2013.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

CURIAN VARIABLE SERIES TRUST

By:	/s/ Kelly L. Crosser

Name:	Kelly L. Crosser

Title:	Assistant Secretary

ACCEPTED:

MARKET VECTORS ETF TRUST

By:	/s/ Jonathan R. Simon

Name:	Jonathan R. Simon

Title:	Vice President

D-00090301.2.Market Vectors ETF Trust

Annex A

(as of July 16, 2012)

Equity
Market Vectors Africa Index ETF
Market Vectors Agribusiness ETF
Market Vectors Bank and Brokerage ETF
Market Vectors Biotech ETF
Market Vectors Brazil Small-Cap ETF
Market Vectors CEF Municipal Income ETF
Market Vectors China ETF
Market Vectors Coal ETF
Market Vectors Colombia ETF
Market Vectors Egypt Index ETF
Market Vectors Environmental Services ETF
Market Vectors Gaming ETF
Market Vectors Germany Small-Cap ETF
Market Vectors Global Alternative Energy ETF
Market Vectors Gold Miners ETF
Market Vectors Gulf States Index ETF
Market Vectors India Small-Cap Index ETF
Market Vectors Indonesia Index ETF
Market Vectors Indonesia Small-Cap ETF
Market Vectors Junior Gold Miners ETF
Market Vectors Latin America Small-Cap Index ETF
Market Vectors Morningstar Wide Moat Research ETF
Market Vectors Oil Services ETF
Market Vectors Pharmaceutical ETF
Market Vectors Poland ETF
Market Vectors Rare Earth/Strategic Metals ETF
Market Vectors Retail ETF
Market Vectors Russia ETF
Market Vectors Russia Small-Cap ETF
Market Vectors RVE Hard Assets Producers ETF
Market Vectors Semiconductor ETF
Market Vectors Solar Energy ETF
Market Vectors Steel ETF
Market Vectors Unconventional Oil & Gas ETF
Market Vectors Uranium + Nuclear Energy ETF
Market Vectors Vietnam ETF

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Income
Market Vectors CEF Municipal Income ETF
Market Vectors Emerging Markets High Yield Bond ETF
Market Vectors Emerging Markets Local Currency Bond ETF
Market Vectors Fallen Angel High Yield Bond ETF
Market Vectors High-Yield Municipal Index ETF
Market Vectors International High Yield Bond ETF
Market Vectors Intermediate Municipal Index ETF
Market Vectors Investment Grade Floating Rate ETF
Market Vectors LatAm Aggregate Bond ETF
Market Vectors Long Municipal Index ETF
Market Vectors Mortgage REIT Income ETF
Market Vectors Preferred Securities ex Financials ETF
Market Vectors Pre-Refunded Municipal Index ETF
Market Vectors Renminbi Bond ETF
Market Vectors Short Municipal Index ETF

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Annex B

(as of February 13, 2013)

Curian Tactical Advantage 35 Fund
Curian Tactical Advantage 60 Fund
Curian Tactical Advantage 75 Fund
Curian Dynamic Risk Advantage – Income Fund

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